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                                                                    Exhibit 23.6

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated February 4, 1999, included in SkyTel Communications, Inc.'s Annual Report on Form 10-K/A (filed on June 30, 1999) for the year ended December 31, 1998 and to all references to our Firm included in this Registration Statement.

                                          PricewaterhouseCoopers

                                          /s/ Mario Salazar Erdmann, C.P.

                                          Mario Salazar Erdmann, C.P.

Mexico, D.F. August 25, 1999.